EXHIBIT 11

COMPUTATION OF BASIC AND DILUTED

EARNINGS PER SHARE

(UNAUDITED)

	For The Three Months Ended
	June 30, 2006	June 30, 2005*

Number of shares on which basic earnings per share is calculated:

Weighted average outstanding shares during period	1,538,131,746	1,603,877,175

Add - Incremental shares under stock compensation plans	17,221,633	18,673,388
Add - Incremental shares associated with convertible notes	3,466,970	3,852,456
Add- Incremental shares associated with contingently issuable shares	1,249,220	1,493,125
Number of shares on which diluted earnings per share is calculated	1,560,069,569	1,627,896,144

Income from continuing operations (millions)	$2,022	$1,851

Loss from discontinued operations (millions)	—	22
Net income from total operations on which basic earnings per share is calculated (millions)	$2,022	$1,829

Income from continuing operations (millions)	$2,022	$1,851

Less - net income applicable to contingently issuable shares (millions)	—	1

Income from continuing operations on which diluted earnings per share is calculated (millions)	2,022	1,850

Loss from discontinued operations on which diluted earnings per share is calculated (millions)	—	22
Net income from total operations on which diluted earnings per share is calculated (millions)	$2,022	$1,828

	For The Three Months Ended
	June 30, 2006	June 30, 2005*
Earnings per share of common stock:

Assuming dilution
Continuing operations	$1.30	$1.14
Discontinued operations	(0.00)	(0.01)
Total	$1.30	$1.12 **

Basic
Continuing operations	$1.31	$1.15
Discontinued operations	(0.00)	(0.01)
Total	$1.31	$1.14

*                 Reclassified to conform with 2006 presentation.

**          Does not total due to rounding.

Stock options to purchase 166,648,628 shares and 193,648,084 shares were outstanding as of June 30, 2006 and 2005, respectively, but were not included in the computation of diluted earnings per share because the options’ exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive.

COMPUTATION OF BASIC AND DILUTED

EARNINGS PER SHARE

(UNAUDITED)

	For The Six Months Ended
	June 30, 2006	June 30, 2005*

Number of shares on which basic earnings per share is calculated:

Weighted average outstanding shares during period	1,551,339,351	1,616,274,888

Add - Incremental shares under stock compensation plans	17,763,399	22,751,306
Add - Incremental shares associated with convertible notes	3,490,322	3,876,645
Add- Incremental shares associated with contingently issuable shares	1,055,850	1,326,134
Number of shares on which diluted earnings per share is calculated	1,573,648,922	1,644,228,973

Income from continuing operations (millions)	$3,730	$3,258

Loss from discontinued operations (millions)	—	27

Net income from total operations on which basic earnings per share is calculated (millions)	$3,730	$3,231

Income from continuing operations (millions)	$3,730	$3,258

Less - net income applicable to contingently issuable shares (millions)	—	2

Income from continuing operations on which diluted earnings per share is calculated (millions)	3,730	3,256

Loss from discontinued operations on which diluted earnings per share is calculated (millions)	—	27

Net income from total operations on which diluted earnings per share is calculated (millions)	$3,730	$3,229

	For The Six Months Ended
	June 30, 2006	June 30, 2005*
Earnings per share of common stock:

Assuming dilution
Continuing operations	$2.37	$1.98
Discontinued operations	(0.00)	(0.02)
Total	$2.37	$1.96

Basic
Continuing operations	$2.40	$2.02
Discontinued operations	(0.00)	(0.02)
Total	$2.40	$2.00

*                 Reclassified to conform with 2006 presentation.

Stock options to purchase 166,483,334 shares and 169,191,287 shares were outstanding as of       June 30, 2006 and 2005, respectively, but were not included in the computation of diluted earnings per share because the options’ exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive.